Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
ADVISOR MANAGED PORTFOLIOS
FUND SERVICING AGREEMENT
THIS AMENDMENT effective as of the last date on the signature block, to the Fund Servicing Agreement dated as of September 14, 2023, as amended (the “Agreement”) is entered into by and between ADVISOR MANAGED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Exhibit for Sound Capital Solutions LLC in the Agreement to add a fund; and
WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.
NOW, THEREFORE, the parties agree as follows:
1.    The Exhibit for Sound Capital Solutions LLC is hereby superseded and replaced in its entirety with the attached Exhibit as of the effective date.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ADVISOR MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Russell Simon	By: /s/ Elizabeth Scalf
Name: Russell Simon	Name: Elizabeth Scalf
Title: President	Title: Senior Vice President
Date: 6/16/2026	Date: 7/8/2026

Exhibit for Sound Capital Solutions LLC
to the
Advisor Managed Portfolios Fund Servicing Agreement

Name of Series
Optimize Strategy Index ETF
Trenchless Fund ETF
Defender Risk Adaptive 500 ETF
Ruk Strategic Growth ETF
Rebuild America ETF

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal - In support of external legal counsel
(Subject to services provided; if applicable)
$[ ] per project - [ ] fund
$[ ] per project - [ ] funds
$[ ] per project - [ ] funds
$[ ] per project - [ ] funds
Negotiated Fee - [ ] funds and above

$[ ] - Additional fee per sub-adviser for [ ] or more sub-advisers
Above fees are applicable when all new funds are registered in same statutory prospectus.
(Excludes Trust counsel fee; subject to services provided, if applicable)

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by adviser. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.
Additional Regulatory Administration Services
■    $[ ] per fund or as negotiated - Subsequent new fund launch
■    Drafting SEC exemptive order application for required relief Negotiated fee
Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
■    $[ ] for first [ ] active or inactive funds in same statutory prospectus
■    $[ ] for each additional active or inactive fund in the same statutory prospectus
■    Fees negotiated for funds [ ]+

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
■    Postage, if necessary
■    Federal and state regulatory filing fees
■    Expenses from Board of Trustee meetings
■    Third party auditing
■    EDGAR/iXBRL filing
■    All other Miscellaneous expenses

Fund startup and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable fee is not able to be recouped by the adviser under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed [ ]% following the selection of U.S. Bank and [ ]% [ ] days after the preliminary registration statement is filed with the SEC.

Extraordinary services - negotiated upon specific requirements - Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.

Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum where Sound Capital Solutions LLC (the "Adviser") acts as investment adviser to the fund(s) in the same registered investment company.
Annual Minimum per Fund¹    Basis Points on Trust AUM¹
$[ ] for Funds [ ]     [ ] on the first $[ ]
$[ ] for Funds [ ]     [ ] on the next $[ ]
$[ ] for Funds [ ]+     [ ] on the next $[ ]
    [ ] on the balance

¹ Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement's [ ]-month period beginning with the Fund's launch or any anniversary of launch.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly.

APPENDIX A - Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)
Pricing Services

For daily pricing of each securities (estimated [ ] pricing days annually)

■    $[ ] - Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■    $[ ] - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■    $[ ] - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Government and Agency Bonds, and High Yield Bonds.
■    $[ ] - Bank Loans
■    $[ ] Intraday money market funds pricing, up to [ ] times per day
■    $[ ] per Month Manual Security Pricing (>[ ] per day)

■    Derivative Instruments are generally charged at the following rates:
●    $[ ] - Interest Rate Swaps, Foreign Currency Swaps
●    $[ ] - Swaptions
●    $[ ] - Credit Default Swaps

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional swap setup fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements
Corporate Action, Factor Services, and ETF Income Projection Service Charges

Fee for ICE data used to monitor corporate actions

■    $[ ] per Foreign Equity Security per [ ]
■    $ 1.50 per Domestic Equity Security per [ ]
■    $[ ] per CMOs, Asset Backed, Mortgage Backed Security per [ ]/$[ ] for ETF Funds for factor services
■    $[ ] per Mortgage-Backed Security per [ ]/[ ] for ETF Funds for factor services
■    $[ ] per Fixed Income Security per [ ] for ETF Funds only for ETF income projections

Index Service Fees

■    $[ ] per [ ] per fund: Tier [ ] for maintenance of data for performance calculations where the client is supplying the Index data
■    $[ ] per [ ] per fund: Tier [ ] including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P Global, Dow Jones, CBOE, and HFRI Indexes
■    $[ ] per [ ] per fund: Tier [ ] including but not limited to: MSCI Indexes, FTSE Russell
■    $[ ] per [ ] per fund: Tier [ ] including but not limited to: Wilshire Indexes, Lipper JPM
■    $[ ] per [ ] per fund additional fee for creation of a blended index, in addition to Tier index fees

Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fees. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

Trust Chief Compliance Officer Annual Fee
■    $[ ] for the [ ] fund (subject to Board approval)
■    $[ ] for each additional fund [ ] (subject to change based on Board review and approval)
■    $[ ] for each fund over [ ] funds
■    $[ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Per adviser relationship, and subject to change based upon board review and approval.
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
■    $[ ] per security per [ ] for fund administrative
SEC Modernization Requirements
■    $[ ] per [ ], per Fund - Form N-PORT
■    $[ ] per [ ], per Fund - Form N-CEN
Section 15(c) Reporting
■    $[ ] per fund per standard reporting package*
■    Additional 15c reporting is subject to additional charges
■    Standard data source - Morningstar; additional charges will apply for other data services

*Standard reporting packages for annual 15(c) meeting
●    Expense reporting package: [ ] peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
●    Performance reporting package: Peer Comparison Report
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

APPENDIX B - OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
■    $[ ] per fund per [ ] - Base fee
■    $[ ] per fund group - Setup
Section 18 Daily Compliance Testing (for derivatives and leverage)
■    $[ ] set up fee per fund complex
■    $[ ] per fund per [ ]

Tailored Shareholder Reporting
■    $[ ] per [ ] per fund for the first class plus
■    $[ ] per [ ] per class after the first class
Note: Subject to annual “Consumer Price Index (CPI) increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
C- Corp Administrative Services
■    $[ ] plus U.S. Bank Fee Schedule - 1940 Act C-Corp
■    $[ ] plus U.S. Bank Fee Schedule - 1933 Act C-Corp
Controlled Foreign Corporation (CFC)
■    $[ ] plus U.S. Bank Fee Schedule
Fees for Special Situations:
■    Fee will be assessed.
Customized delivery of data:
■    TBD
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to [ ]).
Optional Tax Services
■    $[ ] per [ ] - Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)
■    $[ ] per additional estimate - Additional Capital Gain Dividend Estimates - (First [ ] included in core services)
■    $[ ] per additional return - State tax returns - (First [ ] included in core services)

Tax Reporting - C-Corporations
Federal Tax Returns
■    $[ ] - Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
■    Included in the return fees - Prepare Federal and State extensions (If Applicable)
■    $[ ] Per estimate - Prepare provision estimates
State Tax Returns

■    $[ ] per state return - Prepare state income tax returns for funds and blocker entities
●    $[ ] per state return - Sign state income tax returns

Assist in filing state income tax returns- Included with preparation of returns
■    $[ ] per fund - State tax notice consultative support and resolution

Fees are calculated pro rata and billed monthly

The Adviser’s signature is not needed. The Adviser signed in acknowledgment of the above fee schedule on January 31, 2024.